Exhibit 99.1

Summit Financial Services Group Announces Results for the Three- and Six-Months Ended June 30, 2012

Summit Financial Services Group, Inc. (OTC Bulletin Board: SFNS - News) announced financial results for the three- and six-month periods ended June 30, 2012. For the three-month period ended June 30, 2012 (the “2012 Quarter”), the Company reported revenues of approximately $17.2 million, which represented an increase of approximately $0.2 million, or approximately 1%, from the approximately $17.0 million in revenues reported for the three-month period ended June 30, 2011 (the “2011 Quarter”). For the 2012 Quarter, the Company reported net income of approximately $0.47 million, compared with net income of approximately $0.62 million reported for the 2011 Quarter.

For the six-month period ended June 30, 2012 (the “2012 Period”), the Company reported revenues of approximately $35.3 million, which represented an increase of approximately $0.80 million, or approximately 2%, from the approximately $34.5 million in revenues reported for the six months ended June 30, 2011 (the “2011 Period”). For the 2012 Period, the Company reported net income of approximately $0.88 million, compared with approximately $0.95 million reported for the 2011 Period.

“While we are pleased to report a growth in revenues, we believe that uncertain market conditions, including concerns about Europe and the fate of the European Union, will continue to adversely affect investor confidence. Accordingly, our future results may be negatively impacted, even though we will continue our strategy of recruiting the finest advisors in the industry,” stated Marshall Leeds, the Company’s Chairman, Chief Executive Officer and President. Mr. Leeds continued, “Fortunately, as a result of the commitment of Summit’s advisors and home office associates, we have been able to report net income for the three- and six- month periods ended June 30, 2012 of approximately $0.47 million and approximately $0.88 million, respectively, compared to approximately $0.62 million and approximately $0.95 million for the respective three- and six- month periods ended June 30, 2011. Additionally, for the three-month periods ended June 30, 2012 and 2011, the Company generated EBITDA of approximately $1.04 million, as adjusted, and approximately $1.13 million, as adjusted, respectively, and approximately $2.20 million, as adjusted, and approximately $2.15 million, as adjusted, for the respective six-month periods.”

The Company is a Florida-based financial services holding company that provides, through its operating subsidiary, Summit Brokerage Services, Inc. (“Summit Brokerage”), a broad range of securities brokerage and investment services to primarily individual investors. Summit Brokerage also sells insurance products, predominantly fixed and variable annuities and life insurance through its subsidiary, SBS Insurance Agency of Florida. Summit Brokerage also provides asset management services through its investment advisor, Summit Financial Group, Inc.

Summit Brokerage is registered with the Securities and Exchange Commission (SEC), and is a member of FINRA (f/k/a NASD), the Municipal Securities Rule Making Board, and the National Futures Association. The Company currently offers its services through a network of approximately 300 registered representatives, and its business plan is focused primarily on increasing its network of affiliated registered representatives through recruitment as well as by acquisitions.

The following table presents a reconciliation of EBITDA, as adjusted, to net income as reported:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net Income as reported	$466,782	$616,509	$884,161	$953,637
Add: Depreciation	50,762	40,756	101,101	85,679
Amortization – notes	42,429	58,022	78,241	137,142
Non-cash compensation	152,762	104,280	464,646	401,534
Income tax expense	330,753	307,411	670,828	570,380

	$1,043,488	$1,126,978	$2,198,977	$2,148,372

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash compensation expense is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G, promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in monitoring and evaluating its financial performance on a consistent basis across various periods, as well as for purposes of, analyzing and evaluating financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not part of its core operations, or do not involve a cash outlay, such as stock-related compensation. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

Summit Financial Services Group, Inc.

Condensed Consolidated Statements of Income

Quarter Ended June 30, 2012

	For The Three Months Ended June 30,
	2012	2011(1)
	(Unaudited)	(Unaudited)
Revenues
Commissions	$16,144,603	$15,874,735
Interest and dividends	232,775	274,262
Other	811,915	824,806

	17,189,293	16,973,803

Expenses
Commissions and related costs	13,695,075	13,427,970
Employee compensation and benefits	1,596,841	1,538,594
Occupancy and equipment	195,525	185,502
Communications	117,503	165,435
Depreciation and amortization	50,762	40,756
Other operating expenses	736,052	691,626

	16,391,758	16,049,883

Income before income taxes	797,535	923,920

Provision for income taxes	330,753	307,411

Net income	$466,782	$616,509

Basic income per common share	$0.02	$0.02

Diluted income per common share	$0.01	$0.02

Weighted average common shares outstanding:
Basic	26,627,098	26,877,131

Diluted	31,835,940	31,265,999

(1)	Certain amounts from the 2011 Quarter have been reclassified to conform to the current year presentation. These reclassifications had no impact on the reported net income for the 2011 Quarter.

Summit Financial Services Group, Inc.

Condensed Consolidated Statements of Income

Six Months Ended June 30, 2012

	For the Six Months Ended June 30,
	2012	2011(2)
	(Unaudited)	(Unaudited)
Revenues
Commissions	$33,194,303	$32,342,312
Interest and dividends	505,217	564,448
Other	1,649,126	1,638,121

	35,348,646	34,544,881

Expenses
Commissions and related costs	28,206,570	27,524,814
Employee compensation and benefits	3,340,190	3,302,728
Occupancy and equipment	385,939	351,698
Communications	231,758	284,105
Depreciation and amortization	101,101	85,679
Other operating expenses	1,528,099	1,471,840

	33,793,657	33,020,864

Income before income taxes	1,554,989	1,524,017

Provision for income taxes	670,828	570,380

Net income	$884,161	$953,637

Basic income per common share	$0.03	$0.04

Diluted income per common share	$0.03	$0.03

Weighted average common shares outstanding:
Basic	26,588,785	26,843,403

Diluted	31,797,627	31,655,572

(2)	Certain amounts from the 2011 Period have been reclassified to conform to the current year presentation. These reclassifications had no impact on the reported net income for the 2011 Period.

“Forward-looking” Statements

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended. Any such statements are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and they involve a number of risks and uncertainties that could cause actual results to differ materially from those that may be anticipated by or from the forward-looking statements. Important factors that could cause such a difference are set forth in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to, investor confidence and the performance of the securities markets, and the availability of suitable candidates for the Company’s acquisition or recruitment.

For additional investor relations information, contact Summit Financial Services Group, Inc., Boca Raton, Florida - Steven C. Jacobs, CFO, 561-338-2600.